OFFER

                                       for

                             All of the Outstanding

             American Depositary Shares Representing Ordinary Shares
                                  ("Fila ADSs")

                                       of

                               FILA HOLDING S.p.A.

                                       by

                              RCS MEDIAGROUP S.p.A.

                                       for

      Cash in the Amount of $1.12 (without interest) per Fila ADS Tendered

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                  THE OFFER COMMENCES ON MONDAY, JULY 28, 2003.

            ---------------------------------------------------------

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
      AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 5, 2003,
                          UNLESS THE OFFER IS EXTENDED.

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

To Our Clients:

      Enclosed for your consideration is the Offer to Purchase, dated July 28, 2003 (the "Offer to Purchase ") relating to the offer (the "Offer") by RCS MediaGroup S.p.A., an Italian stock company ("RCS") to purchase all of the outstanding American Depositary Shares representing Ordinary Shares ("Fila ADSs") of Fila Holding S.p.A., an Italian stock company ("Fila") for cash (without interest) in the amount of $1.12 for each outstanding Fila ADS tendered, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase.

      We hold Fila ADSs for your account. A tender of such Fila ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf all of the Fila ADSs we hold for your account pursuant to the terms and conditions of the Offer. A form of Instructions is enclosed.

      Please note the following:

1. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time on September 5, 2003 (the "Expiration Date"), unless the Offer is extended. If you wish to tender your Fila ADSs in the Offer, please instruct us sufficiently in advance of the Expiration Date.

2. The Offer is being made for all issued and outstanding Fila ADSs. If you tender your Fila ADSs in the Offer, you will receive cash in the form of a check in the amount of $1.12 for each Fila ADS validly tendered. See "THE TENDER OFFER -- 1. TERMS OF THE OFFER" and "THE TENDER OFFER -- 2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR FILA ADSs" in the Offer to Purchase.

3. Notwithstanding any other provision of the Offer, delivery of cash consideration for Fila ADSs accepted for tender under the Offer will in all cases be made on behalf of RCS by The Bank of New York, as U.S. tender agent (the "Tender Agent") under the Offer as soon as practicable after receipt from RCS of the applicable amount of cash.

4. Upon completion of the Offer, Fila intends to delist the Fila ADSs from the New York Stock Exchange and terminate its American Depositary Receipts program. See "SPECIAL FACTORS - 7. CERTAIN EFFECTS OF THE OFFER".

      If you wish us tender any or all of the Fila ADSs we hold for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. Unless you instruct us otherwise, if you authorize the tender of your Fila ADSs, all such Fila ADSs held in your account will be tendered. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your Fila ADSs to the Tender Agent on your behalf prior to the Expiration Date, initially set for 12:00 Midnight on September 5, 2003.

================================================================================

                          INSTRUCTIONS WITH RESPECT TO

                                THE TENDER OFFER

                                       for

                             All of the Outstanding

             American Depositary Shares Representing Ordinary Shares
                                (the "Fila ADSs")

                                       of

                               FILA HOLDING S.p.A.

                                       by

                              RCS MEDIAGROUP S.p.A.

                                       for

      Cash in the Amount of $1.12 (without interest) per Fila ADS Tendered

      The undersigned acknowledge(s) receipt of (a) your letter and (b) the Offer to Purchase, dated July 28, 2003 (the "Offer to Purchase"), in connection with the Offer (the "Offer") by RCS MediaGroup S.p.A., an Italian stock company ("RCS"), to purchase each outstanding American Depositary Share representing ordinary shares (the "Fila ADSs"), of Fila Holding S.p.A., an Italian stock company ("Fila" or the "Target Company"), for cash (without interest) in the amount of $1.12 per Fila ADS tendered, in each case, upon the terms and subject to the conditions set forth in the Offer to Purchase.

      The undersigned hereby instructs you to tender to RCS (through The Bank of New York, as U.S. Tender Agent) all the Fila ADSs held on behalf of the undersigned which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

================================================================================

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Total Number of Fila ADSs to be
Tendered*:______________________________________________________________________

Date: __________________________________________________________________________

                                    SIGN HERE

Signature(s): __________________________________________________________________

Print Name(s): _________________________________________________________________

Print Address(es): _____________________________________________________________

                   _____________________________________________________________

                   _____________________________________________________________

Area Code and Telephone
Number(s): _____________________________________________________________________

Email Address: _________________________________________________________________

Taxpayer Identification or Social Security Number(s): __________________________

                                                      __________________________

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*     Unless we receive specific instructions as to the number of Fila ADSs to be tendered to the Tender Agent in the Offer, if you instruct us to tender your Fila ADSs in the Offer ALL of your Fila ADSs held by us for your account will be tendered.